UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024 (April 26, 2024)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-274928	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13714 A Street, Omaha, NE	68144
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 25, 2024, CleanCore Solutions, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as the representative (the “Representative”) of the several underwriters named on Schedule 1 thereto (the “Underwriters”), relating to the Company’s initial public offering of class B common stock, par value $0.0001 per share (the “Offering”). Under the Underwriting Agreement, the Company agreed to sell 1,250,000 shares of class B common stock to the Underwriters, at a purchase price per unit of $3.72 (the Offering price to the public of $4.00 per share of class B common stock minus the Underwriters’ discount), and also agreed to grant to the Underwriters a 45-day option to purchase up to 187,500 additional shares of class B common stock, at a purchase price of $3.72, pursuant to the Company’s registration statement on Form S-1 (File No. 333-274928) under the Securities Act of 1933, as amended (the “Securities Act”).

On April 30, 2024, the closing of the Offering was completed. The Company sold 1,250,000 shares of class B common stock for total gross proceeds of $5,000,000. After deducting the underwriting commission and expenses, the Company received net proceeds of approximately $4,239,500. The Company plans to use the proceeds of the Offering to repay certain debt, for research and development/intellectual property and working capital and general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which it received or will receive customary fees and expenses.

The foregoing summary of the terms and conditions of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 1.1, which is incorporated herein by reference.

Representative’s Warrant

On April 30, 2024, pursuant to the Underwriting Agreement, the Company issued a class B common stock purchase warrant to the Representative for the purchase of 87,500 shares of class B common stock at an exercise price of $5.00, subject to adjustments (the “Warrant”). The Warrant will be exercisable at any time and from time to time, in whole or in part, during the period commencing on April 30, 2024 and ending on April 25, 2029 and may be exercised on a cashless basis under certain circumstances. The Warrant provides for registration rights (including piggyback rights) and customary anti-dilution provisions (for share dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the price of the Warrant and the number of shares underlying the Warrant) resulting from corporate events (which would include dividends, reorganization, mergers and similar events). The Warrant and the class B common stock underlying the Warrant were registered as a part of the Registration Statement.

The foregoing summary of the terms and conditions of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated April 25, 2024, by and between CleanCore Securities, Inc. and Boustead Securities, LLC
4.1	Class B Common Stock Purchase Warrant issued to Boustead Securities, LLC on April 30, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2024	CLEANCORE SOLUTIONS, INC.

/s/ Douglas T. Moore
	Name:	Douglas T. Moore
	Title:	Chief Executive Officer

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